UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 27, 2007
MBI FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	2-42114	75-1310613

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1845 Woodall Rogers, Suite 1020 — Dallas, TX 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 468-0000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX OF EXHIBITS
Amended and Restated Agreement for Sale and Purchase of Assets
Promissory Note
Pledge Agreement

Item 1.01 Entry into a Material Definitive Agreement.
     On June 30, 2006, Registrant entered into an Agreement for Sale and Purchase of Assets (the “Asset Agreement”) to acquire most of the tangible and intangible assets (the “Acquisition”) of New Horizon Financial, Inc., a California corporation (“New Horizon”), operating in Anaheim, California.
     The aggregate purchase price paid to New Horizon was comprised of the following:
•	1,360,000 shares of Registrant’s common stock (the “Common Stock”) or $1,700,000;

•	$500,000 of cash paid on July 7, 2006; and

•	A non-interest bearing promissory note in the principal amount of $1,254,497 with varying amounts due on multiple dates: (i) one payment of $3,206 paid on June 30, 2006, (ii) monthly payments of $6,411 paid on the 16th of each month beginning in July 2006 and ending in February 2007 and (iii) $200,000 is due on December 1, 2006, April 5, 2007, July 5, 2007, October 5, 2007, January 5, 2008, and April 5 2008.
     On March 27, 2007, Registrant entered into an Amended and Restated Agreement for Sale and Purchase of Assets (the “Amended and Restated Asset Agreement”) with New Horizon whereby (i) the Registrant loaned Brett Faryniarz, the sole shareholder of New Horizon, $368,000 to pay certain federal, state and local taxes incurred in connection with the Acquisition and granted Mr. Faryniarz immediately exercisable warrants to purchase 100,000 shares of the Common Stock at $0.55 per share, which expire on March 27, 2008, and (ii) Mr. Faryniarz executed a Promissory Note in favor of the Registrant of equal date therewith (the “Promissory Note”) secured by 294,400 shares of the Common Stock that he had received in the Acquisition. The Amended and Restated Asset Agreement also: (i) extended the deadline for the Registrant to file a registration statement on Form SB-2 covering resales of the Common Stock received in the Acquisition until December 31, 2007, (ii) eliminated any adjustments to the number of shares of the Common Stock based upon future sales by the Registrant, and (iii) provided for a proportional reconveyance of shares of the Common Stock if the business acquired in the Acquisition (the “New Horizon Business”) does not meet target total revenues of $3.5 million for the period from July 1, 2006 to June 30, 2007, while allowing Mr. Faryniarz to reacquire all or a portion of such shares of the Common Stock based on target total revenues for the New Horizon Business of $4.2 million for the period from July 1, 2007 to June 30, 2008.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Agreement for Sale and Purchase of Assets, dated March 27, 2007, by and between MBI Mortgage, Inc. a Texas corporation, and New Horizon Financial, Inc., a California corporation.

10.2	Promissory Note from Brett Faryniarz to MBI Financial, Inc., a Nevada corporation, dated March 27, 2007 for $368,000

10.3	Pledge Agreement from Brett Faryniarz to MBI Financial, Inc., a Nevada corporation, dated March 27, 2007 for 294,400 shares of MBI Financial, Inc.’s common stock

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBI FINANCIAL, INC.
Date: April 2, 2007	By:	/s/ Patrick A. McGeeney
		Name:	Patrick A. McGeeney
		Title:	Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Agreement for Sale and Purchase of Assets, dated March 27, 2007, by and between MBI Mortgage, Inc. a Texas corporation, and New Horizon Financial, Inc., a California corporation.

10.2	Promissory Note from Brett Faryniarz to MBI Financial, Inc., a Nevada corporation, dated March 27, 2007 for $368,000

10.3	Pledge Agreement from Brett Faryniarz to MBI Financial, Inc., a Nevada corporation, dated March 27, 2007 for 294,400 shares of MBI Financial, Inc.’s common stock